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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August , 1997 in the Registration Statement on Form S-1 and related Prospectus of Crescendo Pharmaceuticals Corporation for
the registration of          shares of its Class A Common Stock.


Palo Alto, California
August   , 1997


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  The foregoing consent is in the form that will be signed upon the final determination of the distribution of the Company's shares by ALZA Corporation described in Note 2 to the financial statements.

                                                          /s/ Ernst & Young LLP

Palo Alto, California
July 14, 1997